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Exhibit 21.1

Subsidiaries of Triumph Group, Inc.

Triumph Brands, Inc.
Triumph Group Acquisition Corp.
Triumph Group Acquisition Holdings, Inc.
The Triumph Group Operations, Inc.
The Triumph Group Operations Holdings, Inc.
Triumph Air Repair (Europe) Ltd.
ACR Industries, Inc.
Aerospace Technologies, Inc.
Triumph Airborne Structures, Inc.
Chem-Fab Corporation
CBA Acquisition LLC
Triumph Controls (Europe) SAS
MGP Holdings SAS
Construction Brevetees d'Alfortville SAS
CBA Marine SAS
DV Industries, Inc.
EFS Aerospace, Inc.
Frisby Aerospace, LLC
Furst Aircraft, Inc.
HTD Aerospace, Inc.
Hydro-Mill Co.
Lee Aerospace, Inc.
Nu-Tech Industries, Inc.
Nu-Tech Brands, Inc.
Ralee Engineering Co.
Triumph Engineered Solutions, Inc.
Triumph Components—San Diego, Inc.
Triumph Composite Systems, Inc.
Triumph Controls, Inc.
Triumph Aerospace Systems Group, Inc.
Triumph Aftermarket Services Group, Inc.
Triumph Aftermarket Services International, LLC
Triumph Aviations Inc.
Triumph Engineering Services, Inc.
Triumph Gear Systems, Inc.
Triumph Thermal Systems, Inc.
Triumph Turbine Services, Inc.
Triumph Precision Castings Co.
Triumph/JDC Company
TriWestern Metals Company
Triumph Metals Group Sales Co.
Kilroy Structural Steel Co.
Kilroy Steel, Inc.

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Subsidiaries of Triumph Group, Inc.